Exhibit 5.1

February 26, 2024

American States Water Company

630 East Foothill Blvd.

San Dimas, CA 91773

Re:         Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to American States Water Company, a California corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the proposed offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus, of common shares, no par value, of the Company (the “Common Shares”).

It is understood that the opinion set forth below is to be used only in connection with the offer, issuance and sale of the Common Shares while the Registration Statement is in effect. The Registration Statement provides that the Common Shares may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements or free writing prospectuses.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinion set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion. In rendering the opinion set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the amended and restated articles of incorporation of the Company, as amended, as in effect on the date hereof (the “Charter”), (ii) the bylaws of the Company, as amended, as in effect on the date hereof (together with the Charter, the “Organizational Documents”), (iii) the Registration Statement, (iv) resolutions of the board of directors of the Company (the “Board”) relating to, among other matters, the filing of the Registration Statement and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

February 26, 2024

On the basis of the foregoing, and subject to (i) the Registration Statement and any amendments thereto being effective under the Securities Act, (ii) a prospectus supplement having been filed with the Commission describing the Common Shares being offered thereby, (iii) all Common Shares being issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and in accordance with a duly executed and delivered purchase, underwriting or similar agreement with respect to the Common Shares and (iv) all other assumptions, qualifications and limitations set forth herein, we are of the opinion that when the Board has taken all corporate action necessary to approve the final terms of the issuance and sale of the Common Shares and the Company has received the consideration therefor, the Common Shares will be validly issued, fully paid and non-assessable.

The opinion expressed herein is based upon and limited to the laws of the State of California, as currently in effect. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinion expressed herein that is based on the laws of the State of California is limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP